SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2009

Cagle’s, Inc.

(Exact name of registrant as specified in its charter)

Georgia	1-7138	58-0625713
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1385 Collier Road NW, Atlanta, GA		30318
(Address of principal executive offices)		(Zip Code)

(404) 355-2820

(Registrants telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 5, 2009, Harry C. Woodring, 49, was elected by the Cagle’s, Inc. Board of Directors as the Secretary and Treasurer of the Company.  His term of office runs until the Company’s next annual meeting in June 2010, upon which he is eligible for re-election.  Mr. Woodring replaces George L. Pitts, deceased.

Mr. Woodring joined the Company in April 2009 as Corporate Controller and will retain these duties.  Mr. Woodring has over 22 years of corporate accounting experience including 21 years with Gold Kist Inc., most recently as the Director of Financial Accounting from 2001 to 2007.  After Gold Kist Inc. was acquired, Mr. Woodring was self-employed from May 2007 to November 2008.  Mr. Woodring joined Mohawk Industries, Inc. as their Director of Corporate Accounting in December 2008 and worked there until joining Cagle’s Inc. in April 2009.  Mr. Woodring is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cagle’s, Inc.
(Registrant)

Date: October 8, 2009

By:	/s/ Mark M. Ham IV
Mark M. Ham IV
Executive Vice President and
Chief Financial Officer